                                                                   EXHIBIT 99.5



GREATER ATLANTIC FINANCIAL CORP.                       A PROPERLY COMPLETED
SUBSCRIPTION INSTRUCTION FORM                          ORIGINAL SUBSCRIPTION
                                                       INSTRUCTION FORM MUST BE
                                                       USED TO SUBSCRIBE FOR
                                                       CONVERTIBLE PREFERRED
                                                       SECURITIES

[          PRE-PRINT WITH:          ]        PLEASE RETURN SUBSCRIPTION INSTRUCTION FORM,
[               {NAME}              ]        WITH ANY OTHER REQUIRED DOCUMENTS AND
[             {ADDRESS}             ]        THE SUBSCRIPTION PRICE PAYMENT TO:
[{# OF SHARES OF COMMON STOCK OWNED}]



                    =======================================
                        Expiration Date for Purchase of
                       Convertible Preferred Securities:
                                 March 5, 2002
                             5:00 P.M. Eastern Time
                    =======================================

As described in the enclosed prospectus, Greater Atlantic Capital Trust I is distributing to Greater Atlantic Financial Corp. shareholders of record on February 4, 2002, rights to purchase 6.50% convertible preferred securities.

THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF THE SHARES OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES OF THE RIGHTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND IN ACCORDANCE WITH YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any convertible preferred securities to which you are entitled under the terms and conditions set forth in the enclosed prospectus and these instructions. We urge you to read these documents carefully before instructing us as to exercise of your subscription rights.

You will receive 0.365 subscription rights for every share of common stock you held on the record date, February 4, 2002. Each whole right entitles you to purchase one convertible preferred security for the $10.00 subscription price. This is your basic subscription privilege. See the box below to calculate how many convertible preferred securities you are entitled to purchase through the rights offering under your basic subscription privilege.

If you exercise your full basic subscription privilege, you will also have an oversubscription privilege to subscribe for any convertible preferred securities that our other rights holders do not purchase under their basic subscription privilege up to the maximum number of convertible preferred securities offered in the rights offering. This is your oversubscription privilege.

The rights offering is currently scheduled to expire on March 5, 2002. The board of directors of Greater Atlantic Financial may extend the rights offering beyond March 5, 2002, in its discretion.


================================================================================
                      FULL BASIC SUBSCRIPTION PRIVILEGE

Number of shares you owned on February 4, 2002 (see label above) x 0.365 = _________________ rights you own. (Round up fractions of rights). You are entitled to purchase one convertible preferred security for each whole right you own.
================================================================================

YOU HAVE FOUR CHOICES:

1. You can subscribe for all the convertible preferred securities listed above (your basic subscription privilege).

2. In addition to subscribing for your full basic subscription privilege, you can subscribe for more convertible preferred securities than listed in the box above, up to the maximum number of convertible preferred securities offered in the rights offering (your oversubscription privilege).

3. You can subscribe for less than the number of convertible preferred securities listed in the box above.

4. If you do not wish to purchase convertible preferred securities, disregard these materials.

SECTION 1 - EXERCISE AND SUBSCRIPTION

ENTER ONE CHOICE ONLY:

[__]   1.     I wish to subscribe for the full basic subscription privilege:

                                           Number of Convertible
                                            Preferred Securities
                                            Subscribed for Under
                                             Basic Subscription
                                                 Privilege                Subscription Price          Total Payment Due
                                        ---------------------------                                -------------------------
                                                                     X          $10.00         =   $
                                        ---------------------------                                -------------------------

[__]   2.     In addition to my full basic subscription privilege, I wish to subscribe for more convertible preferred securities under my oversubscription privilege:

                                    Number of
 Number of Convertible             Convertible
 Preferred Securities         Preferred Securities
 Subscribed for Under         Subscribed for Under
  Basic Subscription            Oversubscription
       Privilege                    Privilege               Total           Subscription Price          Total Payment Due
------------------------      ----------------------     ------------                                 ----------------------
                         +                           =                X           $10.00          =   $
------------------------      ----------------------     ------------                                 ----------------------

[__]   3.     I wish to subscribe for less than my full basic subscription privilege:

                                           Number of Convertible
                                            Preferred Securities
                                            Subscribed for Under
                                             Basic Subscription
                                                 Privilege                Subscription Price          Total Payment Due
                                        ---------------------------                                -------------------------
                                                                     X          $10.00         =   $
                                        ---------------------------                                -------------------------

SECTION 2 - PAYMENT

[__]   1.     Payment in the following amount is enclosed:


                                           =============================
                                           $
                                           =============================

[__]   2.     Please deduct payment from the following account maintained by you as follows:

              Type of account:___________________________________

              Account number:___________________________________

              Amount to be deducted:

                                           =============================
                                           $
                                           =============================

SECTION 3 - ACKNOWLEDGMENT

The undersigned acknowledges receipt of your letter and the enclosed materials referred to therein relating to the offering of convertible preferred securities of Greater Atlantic Financial Trust I to shareholders of Greater Atlantic Financial Corp.

Signature:                                                 Date:
          ----------------------------------------              ---------------


Signature:                                                 Date:
          ----------------------------------------              ---------------


If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney-in-fact, agent(s), officer(s) of a corporation or another action in a fiduciary or representative capacity, please provide the following information (please type or print).

-----------------------------------------------------------------------------------------------------------------------
Name:                                        Capacity:                  Social Security No. or Tax ID No.:

-----------------------------------------------------------------------------------------------------------------------
Street Address/City/State/Zip Code:                                             Phone: (        )

-----------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
SECTION INSTRUCTIONS
-------------------------------------------------------------------------------


SECTION 1 Fill in the number of convertible preferred securities that you wish to subscribe for and the total payment due. The amount due is determined by multiplying the number of convertible preferred securities subscribed for by the subscription price of $10.00 per convertible preferred security. You may purchase one convertible preferred security for every whole right that you hold. You may exercise some or all of your rights. If you exercise your full basic subscription privilege, you may also subscribe for additional convertible preferred securities not subscribed for by other rights holders under their basic subscription privilege. If you wish to exercise your oversubscription privilege, you must specify the number of additional convertible preferred securities you want to purchase, up to the maximum number of convertible preferred securities offered in the rights offering, and submit payment for the subscription price for those additional convertible preferred securities to the subscription agent. If the rights offering is oversubscribed, then rights holders exercising the oversubscription privilege will receive from the available convertible preferred securities the lesser of (1) the number of convertible preferred securities for which they oversubscribed and (2) the number of convertible preferred securities in proportion to the number of convertible preferred securities for which each holder subscribes pursuant to their oversubscription privileges, subject to rounding of fractional convertible preferred securities up or down by Greater Atlantic Financial.


              If you do not indicate the number of convertible preferred securities to be subscribed for on your subscription order form, or if you indicate a number of convertible preferred securities that does not agree with the aggregate subscription price payment you delivered, you will be deemed to have subscribed for the maximum number of whole convertible preferred securities that may be subscribed for, under both the basic subscription privilege and the oversubscription privilege, based on the aggregate subscription price payment you delivered.

SECTION 2 The subscription agent will retain all funds delivered to it in payment of the subscription price until the closing of the offering. If you are allocated fewer than all the convertible preferred securities for which you subscribed, the subscription agent will return your excess subscription price payment to you, without interest, as soon as practicable after the closing of the offering. You will have no rights as a holder with respect to convertible preferred securities subscribed for until the closing of the offering.

SECTION 3 The signature(s) on the subscription instruction form should match in every detail the name(s) of the owner(s) printed on the subscription instruction form. If there are joint owners of a subscription instruction form, each joint owner must sign the subscription instruction form. All other information on the subscription instruction form should be printed or typed.

              If the subscription instruction form is executed by an executor, administrator, trustee, guardian or other fiduciary, or by a corporation, and the rights are not registered in the name of such fiduciary or corporation, as indicated on the subscription instruction form, the person executing the subscription instruction form must give his or her full title and furnish proper evidence of authority to act on behalf of the owner of the rights, as indicated on the subscription instruction form.

              If the subscription instruction form is executed by an attorney-in-fact (except where such execution is by a bank, trust company or broker as agent for the subscriber and the convertible preferred securities are to be registered in the same name as stated on the subscription instruction form), evidence of authority to act must be furnished.